Exhibit 99.1

June 30, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 24, 2003 of ACE*COMM Corporation and are in agreement with the initial statement in the first sentence of paragraph 1 and all statements contained in paragraphs 2 through 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP